UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

Titan Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-317940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

400 Oyster Point Boulevard, Suite 505

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 19, 2024, Titan Pharmaceuticals, Inc., a Delaware corporation (“TTNP,” “Surviving Corporation” or “Parent”), entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) with (i) BSKE Ltd., a Cayman Islands exempted company limited by shares (“BSKE”), (ii) TTNP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of BSKE (“Merger Sub” and, together with BSKE, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”), and (iii) KE Sdn. Bhd., a Malaysian private limited company (the “Company”).

Pursuant to the Merger Agreement, BSKE will acquire Parent and the Company in separate transactions, as follows:

●	Pursuant to the terms of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Merger Sub will merge with and into Parent (the “Merger”); the separate existence of Merger Sub will cease; and Parent will be the surviving corporation of the Merger and a direct wholly owned subsidiary of BSKE (Parent is hereinafter referred to for the periods from and after the TTNP Merger Effective Time (defined herein) as the “Surviving Corporation”).

●	Within five business days after Parent and BSKE’s Proxy Statement/Prospectus becomes effective, BSKE, Parent, and the Company shall, and each of the Company Shareholders (as defined in the Merger Agreement) may elect to, enter into a share exchange agreement (“Share Exchange Agreement”), pursuant to which, immediately following the Merger, each Company Shareholder entering into the Share Exchange Agreement will contribute and exchange all of his Company shares in exchange for BSKE ordinary shares (“BSKE Ordinary Shares”) (the “Exchange” and together with the Merger, the “Business Combination”). If all Company Shareholders enter into and consummate the Share Exchange Agreement, the Company will thereupon be a direct wholly owned subsidiary of BSKE. The Company may terminate the Merger Agreement if fewer than all Company Shareholders enter into the Share Exchange Agreement within the specified period. Any transactions and ancillary agreements contemplated by the Merger Agreement are referred to as the “Transactions”.

The following description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “TTNP Merger Effective Time”):

(i)	By virtue of the Merger, and without any action on the part of any party to the Merger Agreement or the holders of securities of Merger Sub, each share of Merger Sub that is issued and outstanding immediately prior to the TTNP Merger Effective Time shall automatically be converted into an equal number of shares of the Surviving Corporation;

(ii)	At the TTNP Merger Effective Time, by virtue of the Merger and conditioned on the consummation of the Business Combination, and without any action on the part of the holders of TTNP’s common stock (“TTNP Common Stock”), each share of TTNP Common Stock that is issued and outstanding immediately prior to the TTNP Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the Transmittal Documents (as defined in the Merger Agreement), one BSKE Ordinary Share;

(iii)	At the TTNP Merger Effective Time, by virtue of the Merger and conditioned on the consummation of the Business Combination, and without any action on the part of the holders of TTNP’s Series AA Preferred Stock (“TTNP Series AA Preferred Stock”), each share of TTNP Series AA Preferred Stock that is issued and outstanding immediately prior to the TTNP Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the Transmittal Documents 1.073 BSKE Ordinary Shares;

(iv)	If there are any shares of TTNP Capital Stock (as defined in the Merger Agreement) that are owned by TTNP as treasury shares or any shares of TTNP Capital Stock owned by any direct or indirect subsidiary of TTNP immediately prior to the TTNP Merger Effective Time, such shares of TTNP Capital Stock shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor; and

(v)	At the TTNP Merger Effective Time, without any action on the part of any holder of TTNP warrants or options, each TTNP warrant or option that is issued and outstanding immediately prior to the TTNP Merger Effective Time shall become a warrant or option, as applicable, to purchase that number of BSKE Ordinary Shares equal to the number of shares of TTNP Common Stock that would have been issuable upon the exercise of that warrant or option, as applicable, at an exercise price per share equal to the per share exercise price of such warrant or option, and otherwise upon the same terms and conditions as set forth in the applicable underlying agreement. Other than as described in the immediately preceding sentence, each such warrant or option so assumed shall continue to have, and shall be subject to, the same terms and conditions as applied to the underlying warrant or option immediately prior to the TTNP Merger Effective Time. Notwithstanding the foregoing, a holder of those certain TTNP Class B warrants initially exercisable October 18, 2019, expiring October 17, 2024; or those certain TTNP warrants initially exercisable January 20, 2021, expiring July 20, 2026; or initially exercisable February 4, 2022, expiring August 4, 2027, may, within 30 days after the consummation of the Merger, require the Surviving Corporation to purchase the unexercised portion of those warrants from the holder at the Black Scholes Value (as defined in the warrant) of that portion.

The Contribution and Exchange

Immediately following the TTNP Merger Effective Time, the Exchange shall occur as follows (the “Exchange Effective Time”): Pursuant to the terms of the Share Exchange Agreement, each Company Shareholder electing to become a party thereto shall contribute to BSKE all of such Company Shareholder’s Company Shares, and in exchange for the contribution of such Company Shares, BSKE shall issue to such Company Shareholder for each Company Share contributed 8.524 newly issued BSKE Ordinary Shares. TTNP or the Company may terminate the Merger Agreement if fewer than all Company Shareholders elect to enter into the Share Exchange Agreement.

The Merger Agreement includes a covenant for the Company and TTNP to use commercially reasonable efforts to obtain transaction financing (the “Transaction Financing”), in the form of written commitments for a private placement of equity, debt or other alternative financing to BSKE, to be agreed by TTNP and the Company, in an amount up to $1 million. Pursuant to the Merger Agreement, the consummation of the Business Combination is also subject to customary closing conditions among other terms. The parties to the Merger Agreement intend to obtain Transaction Financing as described in this condition with respect to BSKE, but there are currently no commitments for such financing.

It is anticipated that upon the closing of the Transactions (the “Closing”), (i) existing TTNP stockholders (other than The Sire Group Ltd. and TTNP’s officers and directors (the “Related Parties”)) will own approximately 13.3% of the issued and outstanding BSKE Ordinary Shares; (ii) the Company’s existing security holders will own approximately 86.7% of the outstanding BSKE Ordinary Shares; and (iii) the Related Parties, through their ownership of TTNP Common Stock on the date hereof, will own approximately 14.9% of the issued and outstanding BSKE Ordinary Shares. Dato’ Seow Gim Shen, Chairman of the Board and Chief Executive Officer of Titan, is the holder of 47.4% of the outstanding shares of the Company. In addition, Mr. Seow is the sole stockholder of The Sire Group Ltd., which is the holder of TTNP Series AA Preferred Stock currently convertible into 150,087 shares of Titan common stock. It is expected that Mr. Seow will own 48.9% of the outstanding shares of the combined company following the Merger. Such ownership percentages could be subject to proportional dilution for any required financing in connection with the Closing.

TTNP Common Stock is publicly traded on the Nasdaq Capital Market under the symbol “TTNP”. BSKE intends to apply for listing, to be effective at the time of the consummation of the Business Combination, of BSKE Ordinary Shares.

Exclusivity

Except in connection with a Transaction Financing, each of the Company and TTNP has agreed not to, and to cause its representatives not to, until the earlier of Closing or the valid termination of the Merger Agreement, (i) initiate any negotiations with any person with respect to, or provide any non-public information or data concerning the Company or TTNP or their respective subsidiaries, or afford to any person access to the business, properties, assets or personnel of the Company or TTNP or any of their respective subsidiaries in connection Acquisition Proposal or Alternative Transaction (each as defined in the Merger Agreement), (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or Alternative Transaction, grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state relating to an Acquisition Proposal or Alternative Transaction, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an Acquisition Proposal or Alternative Transaction. Each of the Company and TTNP shall, and shall cause its representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction or Acquisition Proposal.

Representations, Warranties, and Covenants

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) with respect to the Company: (i) entity organization, good standing and qualification, (ii) subsidiaries and capitalization, (iii) authorization to enter into the Merger Agreement and to consummate the Transactions, (iv) financial statements, (v) material contracts, (vi) intellectual property, (vii) title to properties and assets and outstanding liens, (viii) real property, (ix) environmental matters, (x) compliance with other instruments; (xi) compliance with laws, (xii) absence of material changes, (xiii) litigation, (xiv) insurance, (xv) governmental consents, (xvi) material permits, (xvii) registration and voting rights, (xviii) brokers, finders and transaction expenses, (xiv) related-party transactions, (xx) labor agreements, actions and employee compensation, (xxi) employee benefit plans, (xxii) taxes, (xxiii) books and records, (xxiv) the U.S. Foreign Corrupt Practices Act; (xxv) anti-money laundering, (xxvi) sanctions; (xxvii) export controls; (xxviii) takeover statutes and charter provisions, (xxix) proxy statement and prospectus, and (xxx) approval of the board of directors of the Company, and, (b) with respect to TTNP: (i) entity organization, good standing and qualification, (ii) capitalization, (iii) authorization to enter into the Merger Agreement and to consummate the Transactions, (iv) financial statements, (v) material contracts, (vi) intellectual property, (vii) title to properties and assets and outstanding liens, (viii) real property, (ix) environmental matters, (x) compliance with other instruments; (xi) compliance with laws, (xii) absence of material changes, (xiii) litigation, (xiv) insurance, (xv) governmental consents, (xvi) material permits, (xvii) registration and voting rights, (xviii) brokers, finders and transaction expenses, (xiv) related-party transactions, (xx) labor agreements, actions and employee compensation, (xxi) employee benefit plans, (xxii) taxes, (xxiii) books and records, (xxiv) the U.S. Foreign Corrupt Practices Act; (xxv) anti-money laundering, (xxvi) sanctions; (xxvii) export controls; (xxviii) takeover statutes and charter provisions, (xxix) proxy statement and prospectus, (xxx) SEC filings, (xxxi) the Investment Company Act and the JOBS Act, (xxxii) business activities (xxxiii) NASDAQ quotation, and (xv) approval of the board of directors of TTNP; and (c) with respect to BSKE and Merger Sub: (i) organization, good standing, corporate power and qualification, (ii) capitalization and voting rights, (iii) due authorization, (iv) compliance with other instruments, (v) absence of changes, (vi) legal actions, (vii) brokers, finders and transaction expenses, (viii) proxy statement and prospectus, (ix) investment company or emerging growth company status, (x) business activities, (xi) governmental consents, and (xii) foreign private issuer status.

The Merger Agreement also includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Merger Agreement also contains additional covenants of the parties, including, among others: covenants of (a) the Company pertaining to (i) the Company’s conduct of business and (ii) trading in the securities of the Parent; (b) Parent and the Acquisition Entities pertaining to (i) BSKE’s Nasdaq listing, (ii) the Parent’s Nasdaq Listing, (iii) Parent conduct of business, (iv) post-Closing Directors and Officers of BSKE, (v) BSKE maintaining a directors’ and officers’ liability insurance policy, and (vi) public filings; and (c) joint covenants pertaining to (i) transaction financing, (ii) regulatory approvals and other filings, (iii) preparation of the proxy statement and prospectus and the stockholder meeting of the Parent, (iv) support of the Transactions, (v) tax matters, (vi) stockholder litigation, (vii) acquisition proposals and alternative transactions, (ix) access to information and inspection and (ix) delisting and deregistration of TTNP Common Stock.

Conditions to the Closing of the Business Combination

Under the Merger Agreement, the obligations of the parties to consummate (or cause to be consummated) the Business Combination is conditioned upon, among other things, with respect to conditions to obligations of Parent, the Acquisition Entities and the Company: (a) the Parent Stockholders’ Approval (as defined in the Merger Agreement); (b) all required regulatory approvals shall have been obtained or have expired or been terminated, as applicable; (c) the registration statement to be filed with the Securities and Exchange Commission (“SEC”) in connection with the Business Combination shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of the proxy statement/prospectus shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; (d) the BSKE Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof; and (e) no Governmental Authority (as defined in the Merger Agreement) shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; with respect to conditions to obligations of Parent: (a) each of the representations and warranties of the Company contained in the Merger Agreement shall be accurate and complete as of the date thereof and as of the Closing Date (as defined in the Merger Agreement) as though then made, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be accurate and complete at and as of such date, except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” (as defined in the Merger Agreement) or another similar materiality qualification set forth therein), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect; (b) each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects; (c) there has not been any event that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (d) all approvals, waivers or consents from any third parties required to be obtained by the Company have been obtained; and with respect to the conditions to obligations of the Company, (a) each of the representations and warranties of Parent and of each Acquisition Entity contained in the Merger Agreement shall be accurate and complete as of the date thereof and as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be accurate and complete at and as of such date, and except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have a Material Adverse Effect; (b) each of the covenants of Parent and of each Acquisition Entity to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects; and (c) there has not been any event that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Survival of Representations, Warranties and Covenants

Except for certain covenants and agreements contained in the Merger Agreement or any related agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing, and other customary provisions set forth in Article XI of the Merger Agreement, none of the representations, warranties, covenants obligations or other agreements contained in the Merger Agreement or any of the related agreements shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof).

Termination

Prior to the Closing, the Merger Agreement may be terminated and the Transactions abandoned:

i.	by mutual written consent of the Company and TTNP;

ii.	by written notice from the Company or TTNP to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order (as defined in the Merger Agreement) which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions

iii.	by written notice from the Company or Parent to the other if the Closing has not occurred by the August 19, 2025 (the “Termination Date”) ;

iv.	by written notice from the Company or TTNP to the other if the approval of the TTNP stockholders shall not have been obtained by reason of the failure to obtain the required vote at the stockholders meeting of TTNP duly convened therefor or at any adjournment or postponement thereof;

v.	by written notice from TTNP to the Company if the Share Exchange Agreement is not signed by the Company and the Company Shareholders within five business days after the registration statement to be filed with the SEC in connection with the Business Combination becomes effective;

vi.	prior to the Closing, by written notice to the Company from TTNP if (i) there is any breach of any representation warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, such that the conditions specified in Sections 9.2(a) or (b) of the Merger Agreement would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date TTNP provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from TTNP of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before the August 19, 2025 (the “Termination Date”), unless TTNP is in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

vii.	prior to the Closing, by written notice to TTNP from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of TTNP or any Acquisition Entity set forth in the Merger Agreement, such that the conditions specified in Sections 9.3(a) or (b) of the Merger Agreement would not be satisfied at the Closing (a “Terminating TTNP Breach”), except that, if any such Terminating TTNP Breach is curable by TTNP through the exercise of its reasonable best efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by TTNP of notice from the Company of such breach (the “TTNP Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating TTNP Breach is not cured within the TTNP Cure Period or (ii) the Closing has not occurred on or before the Termination Date, unless the Company is in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement.

Expenses

On the Closing Date, BSKE shall pay or cause to be paid all accrued and unpaid Company and Parent Transaction Expenses (each as defined in the Merger Agreement).

Governing Law

The Merger Agreement, and all claims or causes of action based upon, arising out of, or related to the Merger Agreement or the Transactions, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction, provided that the Merger shall be governed by the laws of the State of Delaware.

Registration Rights Agreement

At the Closing, BSKE and certain Company Shareholders will enter into a registration rights agreement in customary form and substance, pursuant to which, among other things, BSKE will agree to provide those Company Shareholders with certain rights relating to the registration for resale of the BSKE Ordinary Shares that they will receive in the Exchange.

Item 7.01. Regulation FD Disclosure.

On August 19, 2024, TTNP issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of TTNP under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to the stockholders of TTNP for their consideration and approval. TTNP intends to file the Registration Statement with the SEC which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to TTNP’s stockholders as of a record date to be established by TTNP’s board of directors for voting on the Business Combination. TTNP may also file other relevant documents regarding the Business Combination with the SEC. TTNP’s stockholders and other interested persons are advised to read, once available, the preliminary Proxy Statement/Prospectus and any amendments thereto and, once available, the definitive Proxy Statement/Prospectus, in connection with TTNP’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about TTNP, KE and the Business Combination. Stockholders of TTNP may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by TTNP, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: TTNP’s Chief Executive Officer at 10 East 53rd St., Suite 3001, New York, NY 10022.

Participants in the Solicitation

TTNP, KE Sdn and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of TTNP’s stockholders in connection with the potential transactions described herein under the rules of the SEC. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of TTNP’s and KE Sdn’s officers and directors in the registration statement on Form F-4 to be filed with the SEC and will also be contained in the Proxy Statement/Prospectus relating to the proposed transactions when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated below.

Forward-Looking Statements

The disclosure herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include, without limitation, Titan’s expectations with respect to future performance, ability to consummate the Business Combination and ability to recognize the anticipated benefits of the Business Combination; costs related to the proposed Business Combination; the satisfaction of the closing conditions to the Business Combination; the timing of the Closing of the Business Combination; global economic conditions; geopolitical events and regulatory changes; and other risks and uncertainties indicated from time to time in filings with the SEC. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC and will be contained in the Form F-4 and other filings to be filed as result of the transactions described above. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Merger and Contribution and Share Exchange Agreement, dated as of August 19, 2024, by and among Titan Pharmaceuticals, Inc., TTNP Merger Sub, Inc., KE Sdn. Bhd., and BSKE Ltd.

99.1	Joint Press Release, dated August 19, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†

Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: August 19, 2024	By:	/s/ Dato’ Seow Gim Shen
		Name:	Dato’ Seow Gim Shen
		Title:	Chief Executive Officer